UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2009

Archon Corporation

(Exact name of registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Losee Road, Suite 5, North Las Vegas, Nevada	89030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 732-9120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 10, 2008, Archon Corporation (the “Company”) filed a Form 8-K, to which the Amended and Restated Purchase and Sale Contract (the “Contract”), described on Page 9, Note 4 of the Company’s Quarterly Report 10-Q for the quarter ended June 30, 2008, was appended. The Contract was for the sale of the Company’s property located in Gaithersburg, Maryland, to Avalon Bay Communities, Inc., a Maryland corporation (“Avalon Bay”). In addition to other terms and conditions, the Contract provided for a deadline of December 31, 2008, for closing of the sale. The closing deadline could have been extended by Avalon Bay, up to a maximum of 180 days, by the payment of extension fees into escrow of $50,000 per month, which fees would have been applicable to the purchase price, but would have been non-refundable in the event Avalon Bay did not complete the purchase. Avalon Bay did not exercise its right to extend the closing date deadline, and, therefore, the Contract expired on December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Archon Corporation
(Registrant)

Date:	January 6, 2009	/s/ Paul W. Lowden
Paul W. Lowden Chairman of the Board, President and Chief Executive Officer